Exhibit 10.121

LEASE AGREEMENT

ARTICLE 1

1.01.	Summary of Basic Lease Provisions. When used herein, the following terms shall have the indicated meanings:

a.	Date of Lease:	April 26, 2015

b.	Landlord:	HP LUMINA, LLC, a Texas limited liability company

c.	Address of Landlord:	c/o HP Lumina, LLC a Texas Limited Liability Company
P.O. Box 260081, Plano, TX 75026
TEL: (469) 939-7120
EMAIL: drsamgao@yahoo.com
ATTN: Sam Gao

d.

Project: An industrial business park located upon the real property described on Exhibit “A”, in Austin, Travis County, Texas together with such additions and extensions as Landlord may from time to time designate as included within the Project.

e.	Tenant:	EDWARDS MAIL SERVICE, INC., a Texas corporation

f.	Tenant’s Address:	420 Erskine Street
Lubbock, Texas 79404
TEL: (806) 744-8577
EMAIL: ems.ce@sbcglobal.net
ATTN: Chuck Edwards

with any notices to Tenant being copied to Wade Smith of Colliers International at wade.smith@colliers.com

g.	Tenant’s Trade Name:Edwards Mail Service

h.	Premises: A building consisting of an area of approximately 27,586 square feet, located at the Project, as shown on Exhibit “B” attached hereto.

i.	Address of Premises: 9400 Sprinkle Road, Austin, Texas

j.	Permitted Use: Industrial and warehouse use related to mail services and for no other purpose.

k.	Lease Term: Seven (7) years, unless sooner terminated in accordance with the provisions hereinafter set forth.

l.

Commencement Date: April 26, 2015. (Notwithstanding anything to the contrary, the Commencement Date shall be updated to reflect the date of closing on the Landlord Purchase Contract, as defined below. Accordingly, the Expiration Date and all other applicable dates shall be adjusted, as appropriate.)

m.	Expiration Date: April 30, 2022, unless sooner terminated in accordance with the provisions hereinafter set forth.

n.

Prior Lease: Tenant acknowledges that, prior to the date of the Lease, it was leasing 6,000 square feet of the Premises through that certain Texas Association of Realtors Commercial Lease by and between Tenant and Wayne March, James Geister, and Sprinkle Road Business Park (collectively, the “Seller”), the predecessor of Landlord (the “Prior Lease”). Landlord has a contract with Seller to acquire ownership of the Project (the “Landlord Purchase Contract”). Accordingly, upon the full execution of this Lease and Landlord’s successful closing on the acquisition of the Project, the Prior Lease shall be deemed automatically terminated and of no further force nor effect. In addition, upon the full execution of this Lease, Landlord shall return to Taurean East, LLC (as Tenant’s affiliate), all earnest money deposits paid by Taurean East, LLC, to Seller in relation to the Landlord Purchase Contract.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, THIS LEASE SHALL BE EXPRESSLY CONDITIONED UPON THE CLOSING OF THE LANDLORD PURCHASE CONTRACT. IN THE EVENT OF AN EXTENSION OF THE CLOSING DATE IN THE LANDLORD PURCHASE CONTRACT, THE COMMENCEMENT DATE OF THIS LEASE (AND ALL OTHER ASSOCIATED DATES) SHALL BE AUTOMATICALLY BE EXTENDED AS WELL. FURTHERMORE, IN THE EVENT THAT THE LANDLORD PURCHASE CONTRACT IS TERMINATED FOR ANY REASON, THIS LEASE SHALL AUTOMATICALLY TERMINATE AND HOLD NO FURTHER FORCE NOR EFFECT.

o.

Security Deposit: $16,700.00 (which will be satisfied by (i) the existing $6,700.00 security deposit that Tenant deposited with Seller under the Prior Lease, which security deposit will be transferred by Seller to Landlord at the closing on the acquisition of the Project by Landlord and (ii) an additional $10,000.00 to be deposited with Landlord either as a transfer from Taurean East, LLC, or directly from Tenant).

p.	Prepaid Rental (to be applied to first month’s rent): NONE

q.

Project Rentable Area: Presently comprises approximately 27,586 square feet of rentable area subject to expansion by the construction of additional buildings or the reduction of rentable area, if any, in the Project.

r.	Monthly Rent:

From the Commencement Date through the end of the TWENTY-FOURTH (24th)  full calendar month following the Commencement Date (being through April 30, 2017), the Monthly Rent shall be $15,000.00 per month;

For the next TWENTY-FOUR (24) months (the Third and Fourth Lease Years - being through April 30, 2019), the Monthly Rent shall be $15,250.00 per month; and

For the next THIRTY SIX (36) months (the Fifth, Sixth and Seventh Lease Years - being through April 30, 2022), the Monthly Rent shall be $15,500.00 per month.

Until Tenant receives written notice with different instructions from the Landlord, Tenant shall make all checks payable to HP Lumina, LLC, and have them delivered to the Landlord’s address above on or before the 10th day of each month.

s.

Monthly Estimated Common Area Maintenance Charge: Initially estimated at $2,000.00 per month; Tenant shall be responsible for the direct payment of all Common Area Maintenance Charges for the Project starting on the Commencement Date (and no such payment will be made to Landlord unless Tenant is in an Event of Default).

Monthly Estimated Taxes and Insurance Premiums: Initially estimated at $4,458.33 per month; Tenant shall be responsible for the direct payment of all Taxes and Insurance Premiums for the Project starting on the Commencement Date (and no such payment will be made to Landlord unless Tenant is in an Event of Default). To this end, Landlord agrees to promptly forward any property tax statements and invoices received in connection with the Project to Tenant and that Tenant shall not be liable for any payments for which Landlord does not timely forward the applicable invoice or statement to Tenant.

t.

Miscellaneous: Tenant shall be responsible for the direct payment of all water/sewer and other utility changes starting on the Commencement Date for the Project (and no such payment will be made to Landlord unless Tenant is in an Event of Default).

u.

Guarantor(s) (jointly and severally, if more than one): Le-Mar Holdings, Inc., a Texas corporation, and Chuck Edwards, an individual (as further provided for in the Guaranty attached hereto as Exhibit F).

v.

Brokers: RFR COMMERCIAL represents Landlord in this transaction (“Landlord’s Broker”). COLLIERS INTERNATIONAL represents Tenant in this transaction (“Tenant’s Broker”). Tenant represents and warrants that, other than Tenant’s Broker, no other broker has represented Tenant with regard to this Lease. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from all claims arising out of or resulting from any dealings between Tenant and Tenant’s Broker and any other broker or finder besides Tenant’s Broker. Landlord represents and warrants that, other than Landlord’s Broker, no other broker has represented Landlord with regard to this Lease. Landlord hereby agrees to indemnify, defend and hold Tenant harmless from all claims arising out of or resulting from any dealings between Landlord and Landlord’s Broker and any other broker or finder besides Landlord’s Broker.

In the event of any conflict between any Summary of Basic Lease Provisions on the one hand and the balance of this Lease on the other, the latter shall control. Each of the foregoing basic lease provisions and defined terms shall be construed in conjunction with the references thereto contained in the other provisions of this Lease and shall be limited by such other provisions. Each reference in this Lease to any of the foregoing basic lease provisions and defined terms shall be construed to incorporate each term set forth above under such basic lease provision or defined term.

1.02.PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the rent and other charges and subject to the provisions of this Lease, the Project described in Section 1.01(d) hereof, including the Premises described in Section 1.01(h) hereof.

1.03.ACCEPTANCE OF PREMISES. By occupying the Premises, Tenant shall be deemed to have accepted the same, AS IS AND WITH ALL FAULTS, and to have acknowledged that the same comply fully with Landlord’s covenants and obligations hereunder. Accordingly, Landlord is not required to provide any construction improvements prior to delivery of the Premises. FURTHERMORE, LANDLORD MAKES NO WARRANTIES OR REPRESENTATIONS, AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD, NOR ITS AGENTS, EMPLOYEES, OR OTHERS ACTING UNDER IT, HAVE MADE ANY WARRANTIES OR REPRESENTATIONS, CONCERNING THE CONDITION OF THE PREMISES AND/OR PROJECT, THE SUITABILITY OF THE PREMISES AND/OR PROJECT OR ITS INTENDED USE, NOR ANY WARRANTIES REGARDING HABITABILITY, MERCHANTABILITY, OR FEASIBILITY OF THE PREMISES, ANY PREDICTIONS OF INCOME RELATING TO THE PREMISES, ITS ENVIRONMENTAL, PHYSICAL, STRUCTURAL, GEOPHYSICAL, OR OTHER CONDITION, AND TENANT HEREBY ACKNOWLEDGES AND AGREES THAT IT IS TAKING THE PREMISES ON AND “AS-IS” “WHERE-IS” “WITH ALL FAULTS” BASIS. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT IT HAS PERFORMED ALL INVESTIGATIONS AND INQUIRIES CONCERNING THE PREMISES AND/OR PROJECT AS IT DEEMS NECESSARY AND TENANT AGREES TO RELEASE, DISCHARGE, AND HOLD HARMLESS LANDLORD FROM AND AGAINST ALL SUCH CONDITIONS, REPRESENTATIONS AND WARRANTIES.

1.04.SUBLEASES. On or about the date hereof and as a part of the closing on the acquisition of the Project by Landlord, Landlord shall conditionally assign the following leases to Tenant: (i) that certain Texas Association of Realtors Commercial Lease effective March 5, 2015 (the “Suite B Lease”), between Seller and Garland Insulating, Ltd., as tenant, as to the portion of the Premises known as 9318 Sprinkle Road, Suite B, Austin, Texas 78754, a copy of which is attached hereto as Exhibit “C-1”; and (ii) that certain Texas Association of Realtors Commercial Lease effective May 25, 2013 (the “Suite A Lease”), between Seller and Mueller Water Conditioning, Inc. and David W. Mueller, collectively, as tenant, as to the portion of the Premises known as 9318 Sprinkle Road, Suite A, a copy of which is attached hereto as Exhibit “C-2” (collectively, the Suite A Lease and the Suite B Lease being referred to herein as the “Third Party

Tenant Leases”). Accordingly, Tenant and Landlord hereby agrees this Lease is subject and subordinate to the rights of the tenants in the Third Party Tenant Leases and that Tenant is now the conditional “Landlord” under the Third Party Tenant Leases (subject to the limitations provided below). While the Third Party Tenant Leases are in place, neither Tenant nor Landlord shall interfere with the third party tenants’ rights of possession and quite enjoyment under the Third Party Tenant Leases; provided, however, that nothing set forth herein shall be construed to prevent Tenant from exercising its rights as the “Landlord” under the Third Party Tenant Leases, whether such rights are available at law or in equity, as a result of a default by one or more of the tenant’s under the Third Party Tenant Leases. Tenant shall indemnify, defend and hold Landlord harmless form and against any and all liability incurred or arising from Tenant’s acts or omissions in relation to its role as the conditional landlord under the Third Party Tenant Leases. The tenants under the Third Party Tenant Leases shall pay all amounts due under the Third Party Tenant Leases to Tenant and Tenant, in turn, shall be responsible to pay all amounts due under this Lease to Landlord as to the entire Project. Provided that Tenant is not in an Event of Default, Landlord shall be responsible to promptly pay to Tenant any amounts due under one or both of the Third Party Tenant Leases that is paid by the tenants thereunder to Landlord. THERE SHALL BE NO DIMINUTION OF RENTAL VALUE AND NO LIABILITY ON THE PART OF LANDLORD BY REASON OF INCONVENIENCE, ANNOYANCE OR INJURY TO TENANT ARISING FROM THE THIRD PARTY TENANT LEASES.

Notwithstanding the foregoing, Tenant shall not be permitted to take any actions as the conditional landlord under the Third Party Tenant Leases that would, in Landlord’s reasonable discretion (i) adversely affect Landlord or the Project, or (ii) harm the value of the Project. Furthermore, Tenant shall not have the right to extend the lease terms of the Third Party Tenant Leases beyond the Lease Term of this Lease without Landlord’s approval (which shall not be unreasonably withheld, conditioned or delayed). In addition, Tenant shall not be permitted to modify the Third Party Tenant Leases in any manner in the last year of the Lease Term of this Lease without Landlord’s approval (which shall not be unreasonably withheld, conditioned or delayed).

Furthermore, Tenant’s assignment right shall be limited to the collection of not more than one (1) month of rent in advance of the due date thereof. Tenant shall receive and apply such third party tenant rents towards Tenant’s obligations under the Lease. All rent from Third Party Tenant Leases received by Tenant subsequent to the occurrence of an Event of Default shall belong to and be the property of Landlord, shall be held in trust by Tenant for the benefit of Landlord, and may be applied by Tenant solely for the purposes described in the immediately preceding sentence. Tenant will provide Landlord with an accounting for all such rents upon written request therefor. Furthermore, Landlord shall have the right to revoke Tenant’s assignment rights related to the Third Party Tenant Leases if Tenant is in an Event of Default under this Lease with or without the consent of Tenant (provided that any rent received by Landlord through such Third Party Tenant Leases shall be credited towards Tenant’s Monthly Rent). Upon the occurrence of an Event of Default, Landlord may thereafter receive and collect the rents personally or through a receiver so long as such Event of Default shall exist; Tenant agrees to consent to such revocation of assignment rights. The collection of the rents and revocation of assignment rights shall in no way waive the right of Landlord to exercise any other right or remedy available to Landlord due to Tenant’s Event of Default.

1.05.Security. Landlord shall have no obligation or responsibility to provide any police or security service for the Project (including, without limitation, the Premises). Tenant and its customers, guests, contractors and employees shall assume all risks to their persons and property while in, on, or about the Project (including, without limitation, the Premises), whether or not security service is furnished.

ARTICLE 2

2.01.TERM AND COMMENCEMENT. Subject to the other provisions hereof, and any exhibits hereto, this Lease shall be for a term equal to the Lease Term set forth in Section 1.01(k) and expiring on the Expiration Date set forth in Section 1.01(m) hereof.

Within five (5) days after the Commencement Date and at any time thereafter upon the request of Landlord, Tenant shall execute and deliver to Landlord a declaration (in the form to be submitted by Landlord) specifying the date upon which the same occurred.

ARTICLE 3

3.01.MONTHLY RENT. Tenant, in consideration for this Lease, agrees to pay to Landlord Monthly Rent in monthly installments in the amounts specified in Section 1.01(r) hereof, payable at Landlord’s address herein provided in legal tender of the United States of America, without notice, demand, counter-claim, set-off or abatement, in advance. The first such monthly installment shall be due and payable on the Commencement Date or the execution of this Lease, whichever is later, and subsequent installments shall be due and payable on or before the first day of each succeeding calendar month during the Term; provided that if the Commencement Date is a date other than the first day of a calendar month, then Tenant shall be required to pay only a pro rata share of the Monthly Rent due for such month. In addition, Tenant shall pay a $50.00 fee on any checks returned due to insufficient funds.

3.02.LATE CHARGE. It is understood that the Monthly Rent payments are payable on or before the first (0) day of each month, without offset or deduction of any nature. In the event any Monthly Rent or other amount due by Tenant under this Lease is not received within five (5) days after its due date for any reason whatsoever, Tenant agrees to pay a late charge of five percent (5%) of the past due amount to cover the Landlord’s administrative costs in handling the late payment; and it is further agreed that these past due amounts shall bear interest from the date due until paid at the lesser of twelve percent (12%) per annum or the maximum non-usurious rate of interest (the “Maximum Rate”) permitted by the applicable laws of the State of Texas and the United States of America..

3.03.SECURITY DEPOSIT. Tenant shall deposit with Landlord on the closing date of the Landlord Purchase Contract the sum set forth in Section 1.01(o) hereof as a Security Deposit on the understanding: (a) that the Security Deposit or any portion thereof may be applied to the curing of any default, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same will be restored to its original amount; (b) that Landlord shall not be obligated to hold the Security Deposit as a separate fund, but may commingle it with other funds; and (c) that if Tenant is not in default, the remaining balance of the Security Deposit shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the Term or upon the acquisition of the Project by Tenant (or its affiliate), whichever comes first; provided, however, Landlord shall have the right to retain and expend such remaining balance for cleaning and repairing the Premises if Tenant shall fail to deliver the Premises at the expiration of the Term (but not in the event of a purchase of the Project by Tenant or its affiliate) in a neat and clean condition and in as good a condition as existed at the date of possession of same by Tenant, ordinary wear and tear only excepted.

ARTICLE 4

4.01.COMMON AREA. The term “Common Area” is defined for all purposes of this Lease to means that part of the Project intended for the common use or benefit of all tenants of the Project, including among other facilities (as such may be applicable to the Project) parking areas, landscaping, curbs, loading area, sidewalks, malls and promenades (enclosed or otherwise), roofs, gutters and downspouts, sprinkler risers serving all or any buildings in the Project, drainage facilities, detention ponds, lighting facilities, drinking fountains, public toilets, Project signs, service areas, common utility lines, pipes and conduits and the like. Subject to the rights of tenants under the Third Party Tenant Leases and compliance with all applicable city codes and ordinances, Tenant, and its employees and customers shall have the exclusive right to use the Common Area.

4.02.COMMON AREA MAINTENANCE CHARGES. Tenant shall be responsible for the commercially reasonable operation, management, and maintenance of the Common Area, the Premises and the Project (the “Common Area Maintenance Charges”). Accordingly, throughout the Lease Term, Tenant shall, at its sole cost and expense, repair and maintain the Project (including Common Area parking areas, landscaping, signage, and drives) in good condition and state of repair and with appropriate lighting to maintain a safe and secure environment in accordance with all applicable laws, rules, ordinances, orders, and regulations of any federal, state, county, municipal, and other governmental entities having jurisdiction over the Project, and all applicable rules, orders, and regulations of the insurance underwriting board having jurisdiction over the insurance companies insuring all or any part of the Project as part of the Common Area Maintenance Charges; provided, however, that in no event shall this Lease require Tenant to improve the condition of the Project or maintain the Project beyond that condition which exists as of the date of this Lease.

In addition, Common Area Maintenance Charges shall include and Tenant shall be responsible for, and shall bear all costs and expenses associated with, any and all alterations to the Project which may be required by all federal, state, and local laws and ordinances providing for proper facilities for the disabled, including, without limitation, the Americans With Disabilities Act of 1990 (collectively, the “ADA”), and for the accommodation of disabled individuals who may be employed from time to time by Tenant, or any disabled customers, clients, guests, or invitees or sublessees. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability incurred arising from the failure of the Project to conform with the ADA, including the cost of making any alterations, renovations or accommodations required by the ADA or any government enforcement agency, or any courts, and any and all fines, civil penalties, and damages awarded against Landlord resulting from the violation of the ADA, and all reasonable legal expenses and court costs incurred while this Lease is in effect in defending claims made under the ADA, including without limitation reasonable consultants’ and attorneys’ fees, expenses and court costs. The terms and provisions of this paragraph shall survive the termination or expiration this Lease.

In the event that a third party tenant associated with the Third Party Tenant Leases is not performing its repair and maintenance obligations under the Third Party Tenant Leases, Tenant shall be fully responsible for such repairs and maintenance but Landlord shall reasonably cooperate with Tenant (provided that Landlord shall not be required to provide any monetary assistance) in enforcing the Third Party Tenant Lease obligations on such third party tenant.

Accordingly, Landlord shall not be required to furnish any services or facilities or make any repairs to the Project. Without diminishing the foregoing obligations of Tenant, should Tenant fail to commence to make any reasonably required and necessary repairs within ten (10) business days after written notification by Landlord of such failure, Landlord may, but shall in no event be required to, make such repairs for Tenant’s benefit, and the expense thereof shall constitute additional rent which shall be immediately paid by Tenant to Landlord upon demand along with a fifteen percent (15%) administrative charge. In addition, Landlord shall have any and all other remedies provided hereunder for a default by Tenant should Tenant fail to comply with the foregoing.

Upon Landlord’s written request, Tenant shall provide a detailed written summary accounting of its Common Area Maintenance Charges to Landlord for Landlord’s review and approval. Tenant shall also supply any supporting invoices related to such accounting upon Landlord’s reasonable request. Except in Tenant’s Event of Default, such accounting requirements shall be limited to twice each calendar year.

4.03.PARKING. Tenant and Tenant’s employees shall have access to unreserved parking spaces that are generally available at the Project. All parking described herein shall be at no additional cost to Tenant. Notwithstanding the foregoing, Tenant’s parking rights shall be subordinate to the parking rights provided in the Third Party Tenant Leases.

ARTICLE 5

5.01.USE. The Premises may be used only for the purposes set forth in Section 1.01(j) hereof and for no other purpose (except as may be set forth in the Third Party Tenant Leases).

5.02.USES PROHIBITED. Tenant shall not, without Landlord’s prior written consent, keep anything within the Premises or use the Premises for any purpose that increases the insurance premium cost or invalidates any insurance policy carried on the Premises or other parts of the Project. All property kept, stored or maintained within the Premises by Tenant shall be at Tenant’s sole risk. Tenant shall not (a) permit any objectionable or unpleasant odors to emanate from the Premises; (b) place or permit any radio, television, loudspeaker or amplifier on the roof or outside the Premises or where the same can be seen or heard from outside the Premises other than any that may currently exist; (c) operate any nightclub, bar or other business serving alcoholic beverages, adult bookstore, massage parlor, head shop, any adult entertainment or sexually oriented business; or (d) do anything which would tend to injure the reputation of the Project.

Tenant shall take good care of the Project and keep the same free from waste at all times. Tenant shall keep the Project and sidewalks, service-ways and loading areas adjacent to the Project neat, clean and free from dirt or rubbish at all times, and shall store all trash and garbage within the Project, and provide for the regular pick-up of such trash and garbage at Tenant’s expense. Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord. Tenant shall not operate an incinerator or bum trash or garbage within the Project. Tenant shall procure at its sole expense all permits and licenses required for the transaction of business in the Premises and otherwise comply with all applicable laws, ordinances, and governmental regulations.

ARTICLE 6

6.01.LANDLORD’S REPAIRS. Pursuant to Section 4.02, Landlord shall not be responsible for any repairs or maintenance for the Project. Pursuant to Section 1.04, any and all of Landlord’s repair and maintenance obligations set forth in the Third Party Tenant Leases shall hereby be assigned to Tenant.

Notwithstanding the foregoing, in the event that Landlord determines, in its reasonable discretion, that a capital improvement is required to be made to the Project and Landlord elects to pay for such capital improvement, Tenant shall be responsible for the reimbursement of any insurance deductibles paid by Landlord in relation to such capital improvement as an additional closing cost in the event that Tenant acquires the Project under the Purchase Option.

6.02.TENANT’S REPAIRS. Pursuant to Section 4.02, Tenant shall keep the Project and its Common Areas in good, clean and habitable condition and shall at its sole cost and expense keep the Premises free of insects, rodents, vermin and other pests and make all needed repairs and replacements, including replacement of cracked or broken glass (but not any replacements which constitute a capital improvement). Notwithstanding the foregoing, it is understood that Tenant’s responsibilities herein include, but are not limited to, the repair and maintenance of the foundation, exterior/interior walls, plate glass windows, doors and other exterior openings, windows and door frames, molding, locks and hardware, plumbing and any other pipes, wiring and structural components, equipment and nonstructural items located in, under and above the Premises, including paint, ceiling tiles, wall and floor coverings, glass, doors, windows, lighting (bulbs, ballasts and fixtures), heating, air conditioning, plumbing, sprinklers and other electrical, mechanical and electromotive installation, fixtures, all utility repairs to ducts, conduits, and any sewer stoppage located in, under and above the Project, structure and roof of the Project; provided, however, that Tenant’s foregoing maintenance and repair obligations shall not be construed to require Tenant to make any repairs or replacements which would constitute capital improvements. If any repairs required to be made by Tenant hereunder are not commenced within ten (10) business days after written notice delivered to Tenant by Landlord, Landlord may, at its option, make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs. Tenant shall pay to Landlord upon demand, as additional rent, the cost of such repairs plus fifteen percent (15%). At the expiration of this Lease, all HVAC, plumbing, electrical and mechanical equipment and fixtures shall remain in the Project and become the property of Landlord (unless Landlord requests the items removal) and Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear.

6.03.FIRE EQUIPMENT. Tenant agrees to supply and maintain at its own expense any fire extinguishers, or other fire prevention equipment required by law, rules, orders, ordinances, and regulations of any city, county, or state in which the Premises are located and/or required by any insurance carrier, underwriters association, bureau, or any other similar body having jurisdiction involving the Premises. Additionally, Tenant agrees to comply, at its own expense, with all recommendations of any such authority.

ARTICLE 7

7.01.ALTERATIONS. ANY ALTERATIONS TO THE PREMISES MUST BE PRE-APPROVED BY THE LANDLORD IN WRITING. Tenant shall not make any permanent or structural alterations, additions or improvements to the Premises without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures that may be installed without drilling, cutting or otherwise defacing the Premises. All alterations, additions, improvements and fixtures (other than Tenant’s unattached, readily movable furniture and office equipment) that may be made or installed by either party upon the Premises shall remain upon and be surrendered with the Premises and become the property of Landlord at the termination of this Lease. Notwithstanding the foregoing, if Landlord requests the removal of such alterations, additions or improvements, Tenant shall remove the same and restore the Premises to their original condition at Tenant’s expense.

ARTICLE 8

8.01.LANDLORD’S RIGHT OF ACCESS. Landlord shall have the right to enter upon the Premises at any time for the purpose of (a) inspecting the Premises, or (b) making repairs to the Premises, or repairs, alterations or additions to adjacent premises, or (c) showing the Premises to prospective purchasers, tenants or lenders. Tenant will permit Landlord to place and maintain “For Rent” or “For Lease” signs on the Premises during the last one hundred eighty (180) days of the Term, it being understood that such signs shall in no way affect Tenant’s obligations under any other provision of this Lease.

8.02.USE OF ROOF. The roof may be covered by a roof warranty that requires the roofing contractor to approve and supervise all roof penetrations. Therefore, no one is allowed to make any roof penetrations without the express written approval and on-site supervision of the roofing contractor. The Tenant will be charged and hereby agrees to pay a $500 penalty for each unauthorized or unsupervised roof penetration above the Tenant’s Premises. The Tenant must notify Landlord in writing at least 24 hours prior to performing or obtaining any work on the roof and arrange for the roofing contractor to review and supervise such work.

ARTICLE 9

9.01.SIGNS. All signs shall be kept in good condition and in proper operating order at all times and shall comply with all applicable city codes and ordinances. Upon the expiration or earlier termination of this Lease (other than as a result of the acquisition of the Project by Tenant or its affiliate), Tenant shall remove any signs and restore the surface to which the sign was attached to its original condition at Tenant’s expense. In the event Tenant fails to remove the sign within three (3) days from expiration or earlier termination of this Lease, the sign shall become the property of Landlord without any credit or compensation to Tenant, and Landlord may, but is not obligated to, remove and store or dispose of the sign and Tenant shall be liable to Landlord for all costs incurred by Landlord in connection therewith. Tenant shall indemnify and hold Landlord harmless from all loss, damage, cost, expense and liability in connection with such removal, storage or disposal. Tenant also acknowledges that any new signs not approved by Landlord in writing, may be removed by Landlord without notice or liability to Tenant.

ARTICLE 10

10.01.UTILITIES. Tenant agrees to maintain the necessary mains, conduits and other facilities necessary to supply water, gas, electricity, telephone and sewerage service to the Premises for the benefit of itself and the Third Party Tenant Leases. Tenant shall promptly pay all charges for electricity, water, gas, telephone, sewerage service and other utilities furnished to the Premises.

10.02.INTERRUPTION OF SERVICE. No interruption or malfunction of any utility services (including, without limitation, interruption of such utilities as a result of the enactment or promulgation, regardless of the ultimate validity or enforceability thereof, of any federal, state or local law, statute, ordinance, decree, order, guideline or regulation now or hereafter enacted or promulgated by any governmental, quasi-governmental, regulatory or executive authority) shall constitute an eviction or disturbance of Tenant’s use and possession of the Premises or a breach by Landlord of any of its obligations hereunder or render Landlord liable for any damages (including, without limitation, consequential or special damages) or entitle Tenant to be relieved of any of its obligations hereunder (including the obligation to pay Rent) or grant Tenant any right or set-off or recoupment.

ARTICLE 11

11.01.INDEMNITY. Except due to Landlord’s gross negligence or willful misconduct, Landlord shall not be liable to Tenant or to Tenant’s employees, agents, or visitors, or to any other person whomsoever, for any injury to persons or damage to property (i) in, on or about the Premises or (ii) in, on or about the Project and/or Common Area, (iii) arising out of any breach or default by Tenant in the performance of its obligations hereunder, or (iv) arising out of a violation of the Third Party Tenant Leases due to Tenant’s acts or omissions. TENANT HEREBY AGREES TO INDEMNIFY LANDLORD AND HOLD LANDLORD HARMLESS FROM ANY LOSS, EXPENSE OR CLAIM ARISING OUT OF ANY INJURY TO PERSONS OR DAMAGE TO PROPERTY (i) IN, ON OR ABOUT THE PREMISES OR (ii) IN, ON OR ABOUT THE COMMON AREA OR PROJECT, OR (iii) RELATED TO THE THIRD

PARTY TENANT LEASES, CAUSED BY THE NEGLIGENCE OR MISCONDUCT OF TENANT, ITS EMPLOYEES, SUBTENANTS, LICENSEES OR CONCESSIONAIRES, OR OF ANY OTHER PERSON ENTERING THE PROJECT UNDER EXPRESS OR IMPLIED INVITATION OF TENANT, OR ARISING OUT OF THE USE OF THE PROJECT BY TENANT AND THE CONDUCT OF ITS BUSINESS THEREIN, OR ARISING OUT OF ANY BREACH OR DEFAULT BY TENANT IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER. Landlord and Landlord’s agents and employees shall not be liable to Tenant for any injury or death to persons or damage or destruction to property sustained by Tenant or any persons claiming through Tenant resulting from the Premises or other portions of the Project caused by repair or defect in or failure of any structural element of the Project or of any equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises, nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Project or of any other persons whomsoever, excepting only the negligence or willful misconduct of the duly authorized employees and agents of Landlord.

ARTICLE 12

12.01.TENANT INSURANCE. Tenant agrees to take out and maintain at all times during the Lease Term a policy of fire and extended coverage insurance on its alterations and other personal property placed at the Premises (including, but not limited to the rooftop HVAC and plate glass). Such policy shall contain a replacement cost endorsement. In the event that either Landlord or Tenant sustains a loss by reason of fire or other casualty which is covered (or could have been covered) by fire and extended coverage insurance policy or other insurance policy or rider thereto, and such fire or casualty is caused in whole or in part by acts or omissions of the other party, its agents, servants or employees, then the party sustaining such loss agrees to look solely to its insurance proceeds (if any); and such party shall have no claim or right of recovery against the other party to this Lease, or its agents, servants or employees; and no third party shall have any claim or right of recovery by way of subrogation or assignment or otherwise. Such insurance policy shall contain a loss payable clause designating Tenant and Landlord as loss payees as their respective interests may appear. Tenant shall be responsible for the safety and personal wellbeing of Tenant’s employees, both within the Premises and in the Common Area.

Tenant will take out and maintain, at its own cost and expense, commercial general liability insurance coverage in a minimum amount of $2,000,000.00 combined single limit and shall include products liability coverage. Such policy shall name Landlord and Tenant as the insureds. If written on a separate policy from the commercial general liability policy, such policy shall name Landlord as an additional insured.

The policies of insurance required to be maintained by Tenant under the terms of this Lease are referred to in this Section in the singular as a “Required Policy” and in the plural as “Required Policies”. All Required Policies shall be in a form and with a company reasonably acceptable to Landlord and shall be endorsed so as to be non-cancelable with respect to Landlord and not subject to material change except upon ten (10) days prior written notice to Landlord given in the manner set forth in Article 23, below. Tenant agrees to initially deliver to Landlord a duplicate original or certificate of each Required Policy upon tender of possession of the Premises to Tenant and at all times during the lease term, to maintain a duplicate original or a certificate of all Required Policies on deposit with Landlord.

Landlord and Tenant each hereby release the other from any and all liability or responsibility to the other, or to any other party claiming through or under them by way of subrogation or otherwise, for any loss or damage to property caused by a casualty which is insurable under standard fire and extended coverage insurance; provided, however, that this mutual waiver shall be applicable only with respect to a loss or damage occurring during the time when property insurance policies, which are readily available in the marketplace, contain a clause or permit an endorsement to the effect that any such release shall not adversely affect or impair the policy or the right of the insured party to receive proceeds under the policy; provided further, that this release shall not be applicable to the portion of any damage which is not reimbursed by the damaged party’s insurer because of the “deductible” in the damaged party’s insurance coverage.

ARTICLE 13

13.01.CASUALTY.

(a)Tenant shall give immediate written notice to Landlord of any damage caused to the Premises by fire or other casualty. In the event that the Premises shall be damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Premises provided that Landlord shall only be required to spend such amounts that it directly receives from its insurance proceeds towards such repairs. Tenant and Landlord agree to use good faith and commercially reasonable efforts to negotiate a future credit amount towards the purchase price in relation to the Option to Purchase if Landlord is unable to restore the Premises to substantially the condition that existed prior to such casualty, exclusive of any alterations, additions, improvements, fixtures and equipment installed by Tenant. In the event that the Premises are damaged or destroyed by fire or other casualty (whether total or partial), Tenant (and not Landlord) shall have the option to elect to exercise the Option to Purchase (if such Option to Purchase is available at such time), and instruct Landlord not to restore the Premises, and receive all insurance proceeds received by Tenant and/or Landlord as a result of such casualty event.

(b)Landlord’s obligation to rebuild and repair shall in any event be limited to restoring the Premises to substantially the condition which existed prior to such casualty, exclusive of any alterations, additions, improvements, fixtures and equipment installed by Tenant. Tenant agrees that promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence and at Tenant’s sole cost and expense to restore, repair and replace all alterations, additions, improvements, fixtures, signs and equipment installed by Tenant. Tenant agrees that during any period of reconstruction or repair of the Premises, Tenant will continue the operation of its business within the Premises to the extent practicable. During the period from the occurrence of the casualty until Landlord’s repairs are completed, the Monthly Rent shall be reduced to such extent as may be fair and reasonable under the circumstances; however, there shall be no abatement of the other rent or payment obligations provided for herein. Notwithstanding anything to the contrary, Tenant rather than Landlord shall be solely responsible for the cost and expense of all rebuilds and repairs in the event that such casualty was due to Tenant’s acts or omissions (provided however, that Landlord shall assign all net proceeds received by Landlord, if any, from its insurance provider to Tenant).

ARTICLE 14

14.01.CONDEMNATION - PREMISES.

(a)If there shall be taken during the Term of this Lease all of the Premises, by any authority having the power of condemnation, then and in that event, this Lease shall terminate, and the date of such termination shall be, at Landlord’s election, the earlier of either the date upon which possession shall be tendered to such authority by Landlord or the date upon which possession is taken by such authority. If more than thirty percent (30%) of the Premises should be so taken, then Tenant (and not Landlord) shall have the right to elect, by written notice given to Landlord within thirty (30) days of such event, to: (i) terminate this Lease; (ii) continue with this Lease in full force and effect and cause Landlord to, at Landlord’s expense, restore and reconstruct the Premises in a manner consistent with subsection (b) below (and if such restoration or reconstruction is not completed within one hundred twenty (120) days thereafter, then Tenant shall then be entitled to elect to terminate this Lease or to afford Landlord additional time to complete such restoration or reconstruction); or (iii) continue with this Lease in full force and effect, exercise the Option to Purchase (if such Option to Purchase is available at such time), and instruct Landlord to not restore or reconstruct the Premises, and receive a credit at closing against the purchase price equal to all sums received by Landlord in the way of condemnation proceeds (together with an assignment of any additional condemnation proceeds from Landlord, to the extent that such condemnation proceeds have not been received by Landlord as of the date of closing and have not been already applied as a credit at closing). If less than thirty percent (30%) of the Premises should be taken, then Landlord shall restore the Premises pursuant to subsection (b) below.

(b)If this Lease is continued in full force and effect pursuant to subsection (a) above, then the Monthly Rent shall be reduced in proportion to the area of the Premises so taken. When any such reduction in Monthly Rent has been reasonably computed by Landlord, Landlord shall notify Tenant as to the amount of such Monthly Rent (together with reasonable backup documentation) and such sum shall be due and payable by Tenant to Landlord as the new Monthly Rent. At the request of Landlord, Tenant will execute a letter or other memorandum setting forth the amount of such Monthly Rent payable by Tenant. In the event that this Lease then continues in effect, upon Landlord’s collection of the entire sum due and payable by such authority to Landlord by way of compensation and damages, Landlord shall restore the remaining portion of the Premises so as to constitute such portion an enclosed building, with such nature of building improvements and facilities as Landlord furnished to Tenant at or prior to commencement of the Term; provided, however, that Landlord shall not be obligated to expend for such restoration any sums in excess of the amount actually received by Landlord from the condemning authority. Such restoration work shall be performed by Landlord within a reasonable period of time with reasonable allowance for excusable delays. Neither the restoration work, if any, by Landlord with respect to the Premises nor the restoration work, if any, by Landlord with respect to any other portion of the Project shall constitute an eviction or disturbance of Tenant’s use and possession of the Premises or Project or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved of any of its obligations hereunder (with the exception of the aforesaid proportionate reduction in Monthly Rent) or grant Tenant any right of offset or recoupment. Tenant shall have no interest in any award with respect to the Premises, the unexpired portion of the Term or the improvements to the Premises made or paid for by Landlord; provided, however, that Tenant shall be entitled to any award attributable to Tenant’s leasehold interest in the Premises as long as such separate award does not reduce the amount of the award that would otherwise be awarded to Landlord.

ARTICLE 15

15.01.ASSIGNMENT AND SUBLETTING. Tenant shall not assign this Lease without the prior written consent of Landlord (which may not be unreasonably withheld, conditioned or delayed), but may sublet the Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Premises provided that the same does not constitute an assignment of this Lease. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord’s rights as to any subsequent assignments or sublettings. If Tenant is a corporation and if at any time during the Term of this Lease or any renewal or extension thereof, the person or persons who own a majority of either the outstanding voting shares or all outstanding shares of capital stock of Tenant at the time of execution of this Lease cease to own a majority of such shares (except as the result of transfers by devise or descent), the loss of a majority of such shares shall be deemed as assignment of this Lease by Tenant and therefore subject in all respects to the provisions of this Section.

Notwithstanding any assignment or subletting, Tenant and any Guarantor shall at all times remain fully responsible and liable for the payment of the Monthly Rent and all other payment obligations herein specified and for compliance with all of the other obligations under this Lease.

In the event of the transfer and assignment by Landlord of its interest in this Lease and in the Project containing the Premises, Tenant agrees to look solely to such successor in interest of the Landlord for performance of obligations arising from and after the date of such transfer. Any security hereunder shall be assigned and transferred by Landlord to such successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto.

ARTICLE 16

16.01.TAXES AND INSURANCE. Commencing the first month of the Commencement Date, Tenant covenants and agrees to directly pay at its own expense for all “Taxes” and “Insurance Premiums” (as such quoted terms are hereinafter defined) for the Project, as may be adjusted from time to time by Landlord, pursuant to the provisions hereinafter stated. Landlord, after receipt of any tax notice or insurance bill on the Project, shall promptly furnish Tenant with a copy of such document. Provided that Landlord timely complies with the foregoing sentence, Tenant covenants and agrees to pay, before they become delinquent, all Taxes and Insurance Premiums affecting the Project during the Lease Term. During any partial calendar year that this Lease is in effect, the Taxes and Insurance Premiums shall be prorated between the parties. Furthermore, Tenant shall also pay prior to delinquency all personal property taxes accruing on any personal property located on the Premises. If Tenant desires to contest any ad valorem real property taxes or assessments or the validity of any tax and gives Landlord written notice of this intention, then Tenant may contest the assessment or tax without being in default hereunder; provided, however, that Tenant shall either provide an escrow or post a bond with Landlord, or otherwise provide for the payment of such taxes or assessments reasonably acceptable to Landlord, so that Landlord may insure the payment of such Taxes if Tenant’s contests of any taxes or assessment shall fail. Landlord agrees to cooperate with any such effort by Tenant, but without expense to Landlord. Tenant agrees to indemnify Landlord and hold Landlord harmless from all costs, expenses and damages whatsoever arising out of any such contest by Tenant.

The term “Taxes,” as used herein, shall mean all taxes, assessments, impositions, levies, charges, excise fees, licenses and other sums (whether now existing or hereafter arising, whether foreseen and whether made under the present system of real estate taxation or some other system), levied, assessed, charged, or imposed by any governmental authority or other taxing authority, or which accrue on the Project for each calendar year (or portion thereof) during the term of this Lease, including, without limitation, all penalties, interest, and other charges (with respect to taxes) payable by reason of delay and/or failure or refusal of Tenant to make timely payment as required under this Lease. If at any time during the term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received from the Project and/or a franchise tax, gross margin tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents, then all such taxes, assessments, levies or charges, or the part, thereof so measured or based, shall be deemed to be included within the term “Taxes” for purposed hereof “Taxes” shall include any fees or costs incurred by Landlord in connection with any tax protest or contest. In no event shall the term “Taxes” be deemed to include any of Landlord’s income taxes or the estate, inheritance, or gift taxes of any party constituting Landlord or any constituent portion of Landlord.

The term “Insurance Premiums” shall mean the total annual insurance premiums which accrue on all fire and extended coverage insurance, boiler insurance, public liability and property damage insurance, rent insurance, and any other insurance which, from time to time, may, at Landlord’s election, be carried by Landlord with respect to the Project during any applicable calendar year (or portion thereof) occurring during the term of this Lease.

Notwithstanding the foregoing, Landlord, in its sole discretion, shall elect whether Tenant must pay such Taxes and Insurance Premiums on an annual basis to the appropriate parties or in advance to Landlord on a monthly basis based on the estimates provided for in Section 1.01(s). Landlord shall have the right to adjust such monthly estimate on an annual basis in its reasonable discretion. In the event that Landlord elects to permit Tenant to make such payments on an annual basis, Tenant shall provide proof of such escrowed amounts upon demand by Landlord and proof of payment in full once such amounts are paid.

ARTICLE 17

17.01.DEFAULT. As used in this Lease, the term “Event of Default” shall mean any one of the following:

a.

Tenant shall fail to pay any installment of Monthly Rent or any other obligation hereunder involving the payment of money and such failure continues for five (5) business days after receipt of notice and opportunity to cure;

b.

Tenant shall fail to comply with any term, provision or covenant of this Lease, other than as described in subsection (a) above and such failure continues for thirty (30) days after receipt of notice and opportunity to cure;

c.

Tenant or any Guarantor under this Lease shall become insolvent or unable to pay its debts as they become due, or shall make a transfer of its property that is fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall make an assignment for the benefit of creditors;

d.

Tenant or any Guarantor takes any action to file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any state thereof;

e.

Tenant fails to secure the dismissal of a petition that is filed against Tenant under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any state thereof within thirty (30) days thereafter;

f.

Tenant fails the secure the dismissal of an appointment of a receiver or trustee to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease or the attachment, execution or other judicial service of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease within thirty (30) days thereafter;

g.

Tenant shall do or permit to be done anything which creates a lien upon the Premises which is not bonded out or released within ten (10) business days of notice; or Any representation or warranty by Tenant in this Lease or in any certificate, statement or other document furnished pursuant to or under this Lease, including, without limitation, financial statements, proves to be or becomes incorrect in any material respect.

17.02.RIGHTS UPON DEFAULT. Upon the occurrence of an Event of Default, Landlord may, at Landlord’s option, without any notice or demand whatsoever (any such notice and demand being expressly waived by Tenant) in addition to any other remedy or right given hereunder or by law or equity, do any one or more of the following: (a) enter and take possession of the Premises, after which Landlord may relet the Premises on behalf of Tenant and receive the rent directly by reason of the reletting, and Tenant agrees to reimburse Landlord for any expenditures made in order to relet; (b) enter the Premises and perform Tenant’s obligations and Tenant agrees to reimburse Landlord for any expenditures made to satisfy Tenant’s obligations; (c) terminate this lease by written notice and sue for damages; or (d) terminate the Tenant’s right of possession and sue for rent. Landlord may, subject to compliance with applicable law, enter and take possession of the Premises by self-help, by picking or changing locks if necessary, and may lock out Tenant or any other person who may be occupying the Premises, until the default is cured, without being liable for damages.

Any personal property, inventory or equipment left in the Premises shall be deemed abandoned.

It is hereby expressly stipulated by Landlord and Tenant that any of the above listed actions, including, without limitation, termination of this Lease, termination of Tenant’s right to possession, and re-entry by Landlord, will not affect the obligations of Tenant for the unexpired term of this Lease, including the obligations to pay unaccrued Monthly Rent and Other Charges (as hereinafter defined) provided in this Lease for the remaining portion of the Term of the Lease. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law. It is understood that such surrender can be effected only by the written agreement of Landlord and Tenant or by order of a court having jurisdiction. No such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion. Tenant hereby consents, after any Event of Default, to the exercise of dominion over Tenant’s property within the Premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to a judgment obtained in forcible detainer proceedings or other legal proceedings or pursuant to a statute authorizing the same, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise except as otherwise provided by applicable law.

In the event that Landlord alters locks or other security devices at the Premises, without terminating the Lease, or Tenant’s right to possession, Landlord need not give the Tenant new keys to the Premises until Tenant has cured all defaults hereunder, unless otherwise required by applicable law. Furthermore, in the event that Landlord elects to repossess the Premises without terminating the Lease, Tenant shall be liable for and shall pay to Landlord at Austin, Travis County, Texas, all Monthly Rent and Other Charges accrued to the date of such repossession, plus Monthly Rent and Other Charges required to be paid by Tenant to Landlord during the remainder of the Term until the date of Expiration of the Term, minus any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord). Actions to collect amounts due by Tenant as provided in this paragraph may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Term and in no event shall Tenant be entitled to any excess of any Rent obtained by reletting over and above the Rent provided for in this Lease.

In the event that Landlord elects to terminate this Lease by reason of an Event of Default, then notwithstanding such termination, Tenant shall be liable for and shall pay to the Landlord, at Austin, Travis County, Texas, the sum of all Monthly Rent and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the total of the Monthly Rent and Other Charges (as hereinafter defined) provided in this Lease for the remaining portion of the Term of the Lease (had such term not been terminated by Landlord prior to the date of expiration), less the reasonable rental value of the Premises for such period, such amount to be discounted to present value at the rate of six percent (6%) per annum.

Landlord may relet the whole or any portion of the Premises for any period, to any tenant and for any use and purpose without being deemed to have terminated this Lease or accepted a surrender hereof. ANY RELETTING SHALL BE UPON SUCH TERMS AS LANDLORD DEEMS ECONOMICALLY ADVISABLE IN ITS SOLE DISCRETION AND, IN MAKING SUCH RELETTING, LANDLORD SHALL BE PERMITTED TO OFFER TERMS AND CONCESSIONS REQUIRED BY THE NEW TENANT WITHOUT DIMINISHING TENANT’S LIABILITY HEREUNDER OR BEING DEEMED TO HAVE FAILED TO MITIGATE DAMAGES. NOTHING HEREIN CONTAINED SHALL REQUIRE LANDLORD TO OFFER THE PREMISES IN PREFERENCE TO OR AT THE SAME TIME AS UNLEASED SPACE IN THE PROJECT, AND LANDLORD MAY USE GREATER EFFORTS TO LET SUCH UNLEASED SPACE IN PREFERENCE TO THE PREMISES WITHOUT DIMINISHING THE AMOUNT RECOVERABLE HEREUNDER OR BEING DEEMED TO HAVE FAILED TO MITIGATE DAMAGES.

It is expressly agreed that in determining the “Monthly Rent and Other Charges” provided in this Lease there shall be added to the Monthly Rent, a sum equal to all of Tenant other payment obligations including payment of all Common Area Maintenance Charges, Taxes and Insurance Premiums.

It is further agreed that Tenant shall compensate Landlord for all expenses reasonably incurred by Landlord in repossession, including, without limitation (i) any increase in insurance premiums caused by the vacancy of the Premises, (ii) all expenses incurred by Landlord in reletting, including, without limitation, repairs, remodeling, replacements, advertisements and brokerage fees, (iii) all concessions granted to a new tenant upon reletting, including, without limitation, renewal options, (iv) all losses incurred by Landlord as a direct or indirect result of Tenant’s default, including, without limitation, renewal options, and any reasonably quantifiable adverse effects related to the Third Party Tenant Leases and (v) a reasonable allowance for Landlord’s administrative efforts, salaries and overhead attributable directly or indirectly to Tenant’s default and Landlord’s pursuing the rights and remedies provided herein and under applicable law. Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative and not exclusive of each other. If, on account of any breach or default by Tenant in its obligations hereunder, Landlord shall employ an attorney to present, enforce or defend any of Landlord’s rights or remedies hereunder, Tenant agrees to pay any reasonable attorney’s fees incurred by Landlord.

17.03.LENDER RIGHTS. To secure Landlord’s lender, if any, against the impacts of an Event of Default hereunder, Tenant agrees that it shall execute such agreement(s) as Landlord’s lender may reasonably require to effectuate a collateral assignment of rents with respect to the rents payable to Tenant pursuant to the Third Party Tenant Leases.

ARTICLE 18

18.01.INTENTIONALLY OMITTED.

ARTICLE 19

19.01.HOLDING OVER. In the event Tenant remains in possession of the Premises after the expiration of this Lease and without the execution of a new Lease, Tenant shall be deemed to be occupying the Premises as a Tenant at will at a rent equal to (i) the Monthly Rent herein provided plus twenty-five percent (25%) of such amount for the first two (2) calendar months after the expiration of this Lease, and (ii) the Monthly Rent herein provided plus fifty percent (50%) of such amount for the third (3rd) and all subsequent calendar months after the expiration of this Lease, and subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a tenancy at will. Nothing herein contained shall constitute consent to any such holding over.

ARTICLE 20

20.01.SUBORDINATION; ATTORNMENT. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter placed upon the Premises, and to any renewals and extensions thereof. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien hereafter placed upon the Premises or the Project as a whole, and Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord may request. If any ground or similar such lease, mortgage, deed of trust or security agreement is enforced by the ground lessor, the mortgagee, the trustee, or the secured party, Tenant shall, upon request, attorn to the lessor under such lease or the mortgagee or purchaser at such foreclosure sale, or any person or party succeeding to the interest of Landlord as a result of such enforcement, as the case may be, and execute instrument(s) confirming such attornment. At any time when the holder of an outstanding mortgage, deed of trust or other lien covering Landlord’s interest in the Premises has given Tenant written notice of its interest in this Lease, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or other lien shall have received written notice of such default and a reasonable time for curing such default shall thereafter have elapsed.

ARTICLE 21

21.01.PURCHASE OPTION. So long as Tenant is not then in default under the terms of this Lease, Tenant (or its affiliate) shall have the option to purchase the Project, along with the associated land and improvements (the “Purchase Option”), during the following periods of the Lease Term and for the applicable purchase price indicated:

1)	Tenant shall not have a right to acquire the Project under the Purchase Option prior to May 31, 2016.
2)	If Tenant closes on the acquisition of the Project between June 1, 2016 and August 31, 2016, then the purchase price shall be $2,225,000.00.
3)	If Tenant closes on the acquisition of the Project between September 1, 2016 and May 31, 2017, then the purchase price shall be $2,275,000.00.
4)	If Tenant closes on the acquisition of the Project between June 1, 2017 and May 31, 2018, then the purchase price shall be $2,325,000.00.

If Tenant (or its affiliate) fails to close on the purchase of the Project by May 31, 2018, then this Purchase Option shall automatically terminate and have no further force nor effect. Tenant shall exercise the Option to Purchase by providing written notice to Landlord thereof (the “Exercise Notice”), which Exercise Notice shall include Tenant’s desired closing date (the “Closing Date”), which Closing Date shall be not earlier than fifteen (15) days following the date of the Exercise Notice. If Tenant (or its affiliate) exercises its Option to Purchase, then the terms of the purchase and sale shall be as follows: (i) the purchase price for the Project shall be the applicable purchase price set forth above, and shall be payable in cash at the closing of the acquisition of the Project by Tenant (or its affiliate) (the “Closing”); (ii) the Closing shall occur at and the owner’s policy of title insurance shall be issued by, Chicago Title Company, 14160 N. Dallas Parkway, Suite 810, Dallas, Texas 75245, Attn: Leslie Wheeler; 214-389-2401; 1wheeler@ctt-tx.com (the “Title Company”); (iii) all costs at Closing will be borne by Tenant, except that Landlord will pay for any real estate commissions incurred by it through separate commission agreements, the cost of the standard owner’s policy of title insurance issued by the Title Company, and one-half of the escrow fees for the Title Company; (iv) Tenant shall pay to Landlord any final rent then due; (v) at the Closing, Landlord shall execute and deliver a special warranty deed in the form of Exhibit D-1 attached hereto and incorporated herein and subject only to the exceptions expressly set forth in the title commitment issued by the Title Company, which title commitment will be procured by Tenant and delivered to Landlord prior to the Closing; (vi) at the Closing, Landlord shall also execute and deliver (a) a standard bill of sale (conveying tangible personal property) and assignment of intangible property (conveying intangible personal property), both without warranty, and in forms attached hereto as Exhibit D-2 and (b) a standard owner’s affidavit and other documentation requested by the Title Company. Landlord shall not be required to provide a prorated credit for any taxes or other items typically prorated at closing if such items are already the responsibility of Tenant to pay as part of Tenant’s Lease obligations.

21.02.MEMORANDUM OF OPTION. Simultaneously with the execution of this Lease, Landlord and Tenant shall both execute the memorandum of the Option to Purchase (the “Memorandum”) attached to this Lease as Exhibit E and Tenant shall be entitled to cause the same to be filed of record in the real property records of Travis County, Texas at Tenant’s expense. Such Memorandum shall remain of record until the earlier of: (i) such time as Tenant either acquires the

Project; (ii) the expiration of the Option to Purchase; or (iii) the earlier termination of this Lease. If this Lease is terminated prior to the acquisition of the Project by Tenant (or its affiliate), or the Option to Purchase expires, then, in either such case, Landlord and Tenant shall cooperate to execute and record a termination of the Memorandum.

ARTICLE 22

22.01.HAZARDOUS MATERIALS. Tenant shall not, without Landlord’s prior written consent, keep anything within the Premises or use the Premises for any purpose which either (a) creates a risk of toxic or otherwise hazardous substances in violation of applicable Environmental Laws, or (b) invalidates any insurance policy or materially increases the insurance premium cost for any insurance policy carried on the Leased. Tenant’s operations in the Premises, as well as all property, substances and other materials kept, stored, allowed to be brought within, or disposed from the Premises shall comply in all respects with all federal, state, and municipal laws, ordinances, codes and regulations relating to the protection of the environment and natural resources, now existing or hereafter enacted (collectively, the “Environmental Laws”), including without limitation the following: (i) the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (often referred to as “CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986, as same may have been further amended or may be further amended from time to time, (ii) the federal Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, as same may have been further amended or may be further amended from time to time, (iii) the federal Water Pollution Control Act of 1972 (often referred to as the “Clean Water Act”), as same may have been amended or may be amended from time to time, (iv) the federal Spill Compensation and Control Act of 1976, as same may have been amended or may be amended from time to time, and (v) any and all other federal, state, county, and municipal laws, ordinances, codes and regulations which relate in any way to the matters regulated by CERCLA and/or any other above-mentioned federal legislation. All property kept, stored or allowed to be brought within the Premises shall be at Tenant’s sole risk. Tenant shall immediately notify Landlord in the event Tenant becomes aware of any actual or potential environmental hazard or any actual or alleged violation of one or more Environmental Laws. Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all liability, liens, claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action (including without limitation all attorneys’ fees and expenses) arising out of or relating to, directly or indirectly, any violation or alleged violation by Tenant or any party accessing the Premises by or through Tenant of any one or more of the Environmental Laws occurring during the Lease Term, except for any violations of Environmental Laws to the extent caused by Landlord or its agents or representatives. This indemnification shall survive the expiration or termination of this Lease (unless this Lease is terminated as a result of the acquisition of the Project by Tenant or its affiliate).

ARTICLE 23

23.01.EXHIBITS. Exhibits A, B, C-1, C-2, D-1, D-2, E and F attached hereto are incorporated herein by reference.

23.02.SEVERABILITY. If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable by a final judgment of a court of competent jurisdiction, the remainder of this Lease shall not be affected thereby.

23.03.ESTOPPEL CERTIFICATE. Tenant shall promptly upon request from Landlord execute and acknowledge a certificate containing such information as may be reasonably requested for the benefit of Landlord, any prospective purchaser or any current or prospective mortgagee of all or any portion of the Project.

23.04.LANDLORD’S LIABILITY AND AUTHORITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Project, it being intended that Landlord, its officers, directors and employees shall not be personally liable for any judgment or deficiency. Whenever in this Lease there is imposed upon Landlord the obligation to act in good faith or to use its best efforts, reasonable efforts, or diligence, Landlord shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord undue financial or other burdens.

23.05.PARTIES AND SUCCESSORS. Subject to the limitations and conditions set forth elsewhere herein, this Lease shall bind and inure to the benefit of the respective heirs, legal representatives, successors, and permitted assigns and/or sublessees of the parties hereto.

23.06.NOTICE. Any notice, consent, approval or request required or permitted to be delivered by Landlord or Tenant in connection with this Lease must be in writing and may be given by Landlord or Tenant or their respective counsel by certified or registered mail, email, hand delivery or by overnight courier and shall be deemed to be received: (a) if given by certified or registered mail, three (3) days after being deposited in the United States mail, postage prepaid, certified mail, return receipt requested; or (b) if given by email transmission (followed by U.S. mail), upon the date and time of such transmission; or (c) if given by hand delivery, when such notice is received by the party to whom it is addressed; or (d) if given by an overnight courier or delivery service, when deposited with such courier. Notices shall be sent to Landlord or Tenant or their respective counsel at the address or email address set forth in Sections 1.01(c) and 1.01(f). Notices from any party hereto may be sent by such party’s legal counsel. Landlord, Tenant or their respective counsel shall have the right to change its address by giving five (5) days’ written notice to the other parties. For purposes of this Lease, notices to or from each parties’ respective counsel shall be deemed to be notice to or from such party, as applicable.

23.07.INTENTIONALLY OMITTED.

23.08.CAPTIONS. The captions in this Lease are inserted only for reference and as a matter of convenience, and they in no way define, limit, or describe the scope of this Lease or the intent of any provision hereof.

23.09.NUMBER AND GENDER. All genders used in this Lease shall include the other genders, the singular shall include the plural, and the plural shall include the singular, whenever and as often as may be appropriate.

23.10GOVERNING LAW AND COMPLIANCE. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE OBLIGATIONS OF TENANT SHALL BE PERFORMABLE IN TRAVIS COUNTY, TEXAS, AND VENUE FOR ANY ACTION TO ENFORCE SUCH OBLIGATIONS SHALL BE PROPERLY LAID THERE. Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and additional rent payable by Tenant (including, without limitation, payments of Common Area Maintenance Charges, Taxes, Insurance Premiums and other operating expenses) are commercially reasonable and valid.

23.11WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

23.12INABILITY TO PERFORM. Notwithstanding Section 23.15 hereof, whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord/Tenant, and such nonperformance or delay in performance by Landlord/Tenant shall not constitute a breach or default by Landlord/Tenant under this Lease nor give rise to any claim against Landlord/Tenant for damage or constitute a total or partial eviction, constructive or otherwise.

23.13INTENTIONALLY OMITTED.

23.14MEMORANDUM OF LEASE. Without the prior written consent of Landlord (which may be granted or withheld in Landlord’s sole discretion), Tenant shall not record this Lease or a memorandum or other instrument with respect to this Lease. Upon the date of execution of this Lease, or at any time thereafter, and at the request of Landlord, Tenant and Landlord shall execute a memorandum in recordable form setting forth the material terms and conditions of this Lease.

23.15TIME OF ESSENCE. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

23.16ATTORNEY’S FEES. If either party hereto institutes any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys’ fees and all court costs in connection with such proceeding.

23.17INTENTIONALLY OMITTED.

23.18INTENTIONALLY OMITTED.

23.19INTENTIONALLY OMITTED.

23.20INTENTIONALLY OMITTED.

23.21ENTIRE AGREEMENT. This Lease, including all Exhibits attached hereto (which Exhibits are hereby incorporated herein and shall constitute a portion hereof), contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. Tenant hereby acknowledges and agrees that neither Landlord nor Landlord’s agents or representatives have made any representations, warranties, or promises with respect to the Project, the Premises, Landlord’s services, or any other matter except as herein expressly set forth, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. The taking of possession of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the Premises and the Project, and that same were in good and satisfactory condition at the time such possession was so taken. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the “Landlord” or the “Tenant” hereunder or such party or its counsel is the draftsman of this Lease.

[Signature Page Follows]

EXECUTED as of the date hereinabove stated.

LANDLORD:

HP LUMINA, LLC, a Texas limited liability company

BY:	/s/ Qiuying Han
NAME:	Qiuying Han
TITLE:	Member

TENANT:

EDWARDS MAIL SERYACE, INC., a Texas corporation

BY:	/s/ Tracey Edwards
NAME:	Tracey Edwards
TITLE:	Vice President

GUARANTORS:

LE-MAR HOJDINGS, INC., a Texas corporation

BY:	/s/ Chuck Edwards
NAME:	Chuck Edwards
TITLE:	President, CEO

/s/ Chuck Edwards
CHUCK EDWARDS. an individual

EXHIBIT “A”

Real Property

LEGAL DESCRIPTION

FIELD NOTES FOR 7.319 ACRES OF LAND OUT OF THE JAMES RICE SURVEY NO. 31, TRAVIS COUNTY, TEXAS; BEING ALL OF A 7.324-ACRE TRACT AS CONVEYED TO SPRINKLE WAREHOUSE PARTNERS BY SPECIAL WARRANTY DEED WITH VENDOR’S LIEN RECORDED IN VOLUME 12075, PAGE 1209 OF THE REAL PROPERTY RECORDS OF TRAVIS COUNTY, TEXAS; SAID 7.319 ACRES OF LAND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING at a 1-1/2” iron pipe found on the west right-of-way line of Sprinkle Road, at the northeast corner of a 0.50-acre tract as conveyed to the Carl W. and Annie R. Goericke Living Trust by instrument recorded in Document No. 2008077531 of the Official Public Records of Travis County, Texas, at the southeast corner of the above described Sprinkle Warehouse 7.324-acre tract, for the southeast corner and POINT OF BEGINNING of the herein described tract;

THENCE, with the north line of said Goericke Living Trust tract and the south line of said Sprinkle Warehouse tract, N62°31’24”W a distance of 760.44 feet to a %” iron pipe found on the east line of a 9.845-acre tract as conveyed to Ing-Chau Wu by instrument recorded in Volume 12937, Page 2665 of the Real Property Records of Travis County, Texas, at the southwest corner of said Sprinkle Warehouse tract, for the southwest corner of this tract;

THENCE, with the east line of said Wu tract and the west line of said Sprinkle Warehouse tract, N27°49’53”E a distance of 419.57 feet to a 1/2” iron rod found on the south line of a 17.40-acre tract as conveyed to Rhodes/Ferguson Lane, Ltd by instrument recorded in Volume 12377, Page 390 of the Real Property Records of Travis County, Texas, at the northwest corner of said Sprinkle Warehouse tract, for the northwest corner of this tract;

THENCE, with the south line of said Rhodes/Ferguson Lane tract and the north line of said Sprinkle Warehouse tract, S62°33’37”E a distance of 758.43 feet to a 1-14” iron pipe found on the west right-of-way line of said Sprinkle Road, at the northeast corner of said Sprinkle Warehouse tract, for the northeast corner of this tract;

THENCE, with the west right-of-way line of said Sprinkle Road and the east line of said Sprinkle Warehouse tract S27°33’25”W a distance of 420.05 feet to the POINT OF BEGINNING, and containing 7.319 acres of land, more or less.

EXHIBIT “B”

Premises/Site Plan

EXHIBIT “C-1”

Third Party Tenant Lease No. 1

EXHIBIT “C-2”

Third Party Tenant Lease No. 2

EXHIBIT “D-1”

Form of Special Warranty Deed

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVERS’ LICENSE NUMBER.

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF TRAVIS	§

That HP Lumina, LLC, a Texas limited liability company (hereinafter referred to as “Grantor”), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration to the undersigned paid by the Grantee herein named, the receipt of which is hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these presents does GRANT, SELL AND CONVEY unto Taurean East, LLC, a Texas limited liability company [OR AFFILIATE], whose mailing address is _____________________,Lubbock, Texas ___________________ (herein referred to as “Grantee”), that certain real property located in Travis County, Texas, more particularly described on Exhibit A attached hereto and made a part hereof (“Land”), together with all and singular the rights, benefits, privileges, remainders, reversions, easements, tenements, hereditaments, appurtenances, titles and interests of Grantor appurtenant thereto, including, without limitation, any right, title and interest of Grantor, but without warranty, whether statutory, express or implied, in and to: (i) adjacent strips and gores, if any, between the Land and abutting properties; and (ii) public adjacent streets or rights-of-way, either at law or in equity, in possession or expectancy (all of the above described properties being hereinafter collectively referred to as the “Property”).

This conveyance is made and accepted subject to: (a) any and all laws, regulations and ordinances related to the Property, including, without limitation, zoning laws and regulations and ordinances of municipal and other governmental authorities; (b) general real estate taxes on the Property for the current year which have been prorated and Grantee assumes and agrees to pay; and (c) the matters set forth on Exhibit B attached hereto and made a part hereof for all purposes (all of the foregoing being hereinafter collectively referred to as the “Permitted Encumbrances”).

TO HAVE AND TO HOLD the Property (together with all and singular the rights and appurtenances thereto in anywise belonging) unto Grantee, its successors and assigns forever, subject only to the Permitted Encumbrances; and Grantor does hereby bind itself and its heirs, legal and personal representatives, successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise, subject, however, to the Permitted Encumbrances.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, GRANTEE ACKNOWLEDGES THAT THE CONVEYANCE OF THE PROPERTY IS SPECIFICALLY MADE “AS-IS”, “WHERE-IS” AND “WITH ALL FAULTS”, WITHOUT ANY REPRESENTATIONS OR WARRANTIES EXPRESS OR IMPLIED (EXCEPT FOR THE SPECIAL WARRANTY OF TITLE SET FORTH IN THIS DEED), INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY OR ANY OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE TEXAS BUSINESS AND COMMERCE CODE OR OTHERWISE. EXCEPT AS EXPRESSLY SET FORTH HEREIN, GRANTOR SHALL HAVE NO LIABILITY TO GRANTEE, AND GRANTEE HEREBY RELEASES GRANTOR FROM ANY LIABILITY (INCLUDING CONTRACTUAL AND/OR STATUTORY ACTIONS FOR CONTRIBUTION OR INDEMNITY), FOR, CONCERNING OR REGARDING (1) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING THE SUITABILITY THEREOF FOR ANY ACTIVITY OR USE; (2) ANY IMPROVEMENTS OR SUBSTANCES LOCATED THEREON; OR (3) THE COMPLIANCE OF THE PROPERTY WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY.

(Executed on the following page)

EFFECTIVE on the _______ day of _____________, 201__.

HP LUMINA, LLC,
a Texas limited liability company

By:
Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

This instrument was acknowledged before me on this ____ day of ______________, 201_, by _____________________, the _________________________ of HP Lumina, LLC, a Texas limited liability company, on behalf of said company.

Notary Public, State of Texas

AFTER RECORDING, RETURN TO:

McElree & Smith, P.C.

Attn: David A. Heidenreich

600 N. Pearl Street, Suite 1600

Dallas, Texas 75201

EXHIBIT “A”

TO

SPECIAL WARRANTY DEED

Legal Description

EXHIBIT “B”

TO

SPECIAL WARRANTY DEED

Permitted Encumbrances

EXHIBIT “D-2”

Form of Bill of Sale and Assignment of Intangible Property

BILL OF SALE

For good and valuable consideration the receipt of which is hereby acknowledged, _____________________, a _____________________________ (“Seller”) does hereby sell, transfer and convey to _________________________, a _____________________________ (“Purchaser”), without warranty, all personal property located on or in or used in connection with the Property described on Exhibit A attached hereto, including, without limitation, those items described in Schedule I attached hereto and incorporated herein by this reference. This conveyance is made on a strictly AS-IS, WHERE-IS basis.

Dated as of	, 2015.

SELLER:

By:
Name:
Title:

Exhibit A to Bill of Sale

Description of Property

Exhibit A

Schedule I to Bill of Sale

Personal Property

Exhibit A

ASSIGNMENT OF INTANGIBLE PROPERTY

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, _______________________________, a ___________________________________, having an address of __________________________________ (“Assignor”), hereby assign to ___________________ a ____________________________, having an address of _________________________ (“Assignee”), all of Assignor’s right, title and interest, if any and to the extent assignable, in and to the following categories of intangible property related to that certain property located in Travis County, Texas, as more particularly described on Exhibit A attached hereto and made a part hereof (the “Land”), which remain valid or in effect as of the date hereof:

(a)Any and all plans and reports, including, without limitation, those identified on Schedule I attached hereto and incorporated herein;

(b)Any construction documents identified on Schedule II attached hereto and incorporated herein;

(c)All agreements identified on Schedule III attached hereto and incorporated herein (the “Agreements”);

(d)Any and all easements, licenses, development rights, entitlements, permits (grading, foundation, building or otherwise), credits, certificates of occupancy and similar items relating to the Land or any of the foregoing (the “Permits”); and

(e)All records, instruments, documents, general intangibles and other rights of any kind or nature, claims, choses in action, rights and causes of action relating to or owned or held in connection with the Land.

This conveyance is made on a strictly AS-IS, WHERE-IS basis. Assignee accepts this Assignment and hereby assumes and agrees to perform from and after the date hereof all of the covenants, agreements and obligations of Assignor under the Agreements and the Permits. Assignee agrees to indemnify, defend and hold Assignor harmless, from any loss, cost, claim, liability, expense or demand of any nature under the Agreements (including reasonable attorneys’ fees) arising or accruing on or after the date hereof. Assignor agrees to indemnify, defend and hold Assignee harmless, from any loss, cost, claim, liability, expense or demand of any nature under the Agreements (including reasonable attorneys’ fees) arising or accruing before the date hereof. This Assignment shall be binding on and inure to the benefit of the parties herein and their successors and assigns. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas. Nothing in this Assignment is intended to, or shall be construed to, confer upon or give to any person, firm or corporation other than the parties hereto any right, remedy or claim under or by reason of this instrument. All terms and conditions in this instrument shall be for the sole and exclusive benefit of the parties hereto.

Dated as of	, 2015.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

EXHIBIT “A”

LAND

Exhibit “A”

SCHEDULE I

PLANS AND REPORTS

Schedule I

SCHEDULE II

CONSTRUCTION DOCUMENTS

Schedule II

SCHEDULE III

AGREEMENTS

Schedule III

EXHIBIT “E”

Form of Memorandum of Lease

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVERS’ LICENSE NUMBER.

MEMORANDUM OF OPTION TO PURCHASE

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF TRAVIS	§

BY THIS MEMORANDUM OF OPTION TO PURCHASE (“Memorandum”), entered into as of the ________ day of __________________, 2015, HP Lumina, LLC, Texas ______________________ limited liability company (“Lumina”), and Edwards Mail Service, Inc. (“Edwards”), declare and agree as follows:

1.On or about the date hereof, Lumina and Edwards entered into that certain Lease Agreement (the “Lease”) whereby Edwards leased from Lumina that certain real property more particularly described on Exhibit A, attached hereto and incorporated herein (the “Property”).

2.In the Lease, Lumina granted to Edwards the option to acquire the Property (the “Option”).

3.The terms and conditions for the exercise of the foregoing Option are set forth in the Lease, which terms and conditions are fully incorporated herein by reference as if fully set forth herein. This Memorandum is not intended to change any of the terms of the Lease.

4.Until terminated in accordance with the terms of the Lease, the Option is a continuing right which encumbers the Property. For purposes hereof, the current address for Edwards is 420 Erskine Street, Lubbock, Texas 79404.

5.Notwithstanding the foregoing, under no circumstances shall the Option survive beyond May 31, 2018, and such Option may terminate earlier as provided in the Lease.

6.This Memorandum may be executed in multiple counterparts, each of which, when considered together, shall constitute one original document.

[Signatures begin on following page]

IN WITNESS WHEREOF, the parties have executed this Memorandum of Option to Purchase as of the date first set forth above.

LUMINA:

HP LUMINA, LLC,
a Texas limited liability company

By:
Name:
Title:

STATE OF TEXAS	)
	)	ss:
COUNTY OF TRAVIS	)

Acknowledged before me, the undersigned authority, on this the ____________ day of __________, 2015, by _____________, the ________________ of HP Lumina, LLC, a Texas limited liability company, on behalf of said limited liability company.

WITNESS my hand and official seal.

Notary Public — State of Texas

[Executed on the following page by Edwards Mail Service, Inc.]

EDWARDS:

EDWARDS MAIL SERVICE, INC.

By:
Name:
Title:

STATE OF TEXAS	)
	)	ss:
COUNTY OF LUBBOCK	)

Acknowledged before me, the undersigned authority, on this the _____ day of __________, 2015, by ___________, the ________________ of Edwards Mail Service, Inc., a Texas corporation, on behalf of said corporation.

WITNESS my hand and official seal.

Notary Public — State of Texas

AFTER RECORDING, RETURN TO:

McElree & Smith, P.C.

Attn: David A. Heidenreich

600 N. Pearl Street, Suite 1600

Dallas, Texas 75201

EXHIBIT “F”

Guaranty

In order to induce HP LUMINA, LLC (“Landlord”), to execute the foregoing Lease (the same, as amended, modified, renewed, extended or supplemented from time to time, is herein called the “Lease”) with EDWARDS MAIL SERVICE, INC. (“Tenant”), for a certain Premises in the City of Austin, Travis County, Texas, the undersigned (whether one or more than one) has guaranteed, and by this instrument does hereby guarantee, the payment and performance of all liabilities, obligations and duties (including, but not limited to, payment of rent) imposed upon Tenant under the terms of the Lease.

The undersigned hereby waives notice of acceptance of this Guaranty and all other notices in connection herewith or in connection with the liabilities, obligations and duties guaranteed hereby, including notices of default by Tenant under the Lease, and waives diligence, presentment and suit on the part of Landlord in the enforcement of any liability, obligation or duty guaranteed hereby.

The undersigned further agrees that Landlord shall not be first required to enforce against Tenant or any other person any liability, obligation or duly guaranteed hereby before seeking enforcement thereof against the undersigned. Suit may be brought and maintained against the undersigned by Landlord to enforce any liability, obligation or duty guaranteed hereby without joinder of Tenant or any other person. The liability of the undersigned shall not be affected by any indulgence, compromises, settlement or variation of terms which may be extended to Tenant by Landlord or agreed upon by Landlord and Tenant, and shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of Tenant or its estate in bankruptcy, or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the federal Bankruptcy Code, or any similar law or statute of the United States or any state thereof. Landlord and Tenant, without notice to or consent by the undersigned, may at any time or times enter into such extensions, renewals, amendments, assignments, subleases or other covenants with respect to the Lease as they may deem appropriate, and the undersigned shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations and duties of Tenant under the Lease.

It is understood that other agreements similar to this Guaranty may, at Landlord’s sole option and discretion, be executed by other persons with respect to the Lease This Guaranty shall be cumulative of any such agreements and the liabilities and obligations of the undersigned hereunder shall in no event be affected or diminished by reason of such other agreements. Moreover, in the event Landlord obtains another signature of more than one guarantor on this page or by obtaining additional guarantee agreements, or both, the undersigned agrees that Landlord, in Landlord’s sole discretion, may (i) bring suit against all guarantors of the Lease jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of the guarantors for such consideration as Landlord may deem proper, and (iii) release one or more of the guarantors from liability. The undersigned further agrees that no such action shall impair the rights of Landlord to enforce the Lease against any remaining guarantor or guarantors, including the undersigned.

If the party executing this Guaranty is a corporation, then the undersigned officer, in his capacity as an officer only, represents and warrants that the Board of Directors of such corporation, in a duly held meeting, has determined that this Guaranty may reasonably be expected to benefit the corporation.

The undersigned agrees that if Landlord shall employ an attorney to present, enforce or defend all of Landlord’s rights or remedies hereunder, the undersigned shall pay any reasonable attorney’s fees incurred by Landlord in such connection.

This Guaranty shall be binding upon the undersigned and the successors, heirs, executors and administrators of the undersigned, and shall inure to the benefit of Landlord and Landlord’s heirs, executors, administrators and assigns.

Executed this _________ day of ___________________, 2015 to be effective the same day as the effective date of the Lease.

GUARANTORS:

By:	/s/ Chuck Edwards
Chuck Edwards, an individual

Address:

420 Erskine St.

Lubbock, TX 79403

SS#/Taxpayer Identification Number:

Le-Mar Holdings, Inc.
a Texas corporation

By:	/s/ Chuck Edwards
Name:	Chuck Edwards
Title:	President, CEO
EIN/Taxpayer Identification Number:

2